Exhibit 5.1

Haddan & Zepfel LLP
500 Newport Center Drive, Suite 580
Newport Beach, CA 92660

October 14 , 2011

ECampusCash Inc.
44445 Overland Ave.
Culver City, CA 90230

Re:   Registration Statement on Form S-1
                                  File No. 333-175881

Dear Sirs:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (Registration No. 333-175881), as amended (the “Registration Statement”), filed by eCampusCash Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 20,000,000 shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Shares”).

We are acting as counsel for the Company in connection with the issuance and sale of the Shares. In such capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents. We express no opinion herein as to the laws of any state or jurisdiction other than the applicable statutory provisions of the corporation law of the State of Nevada, including all applicable provisions of the Nevada Constitution, and reported judicial decisions interpreting those laws and provisions, and the federal laws of the United States of America.

On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when such Shares are issued and paid for in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the prospectus forming part of the Registration Statement.

Very truly yours,

/s/ Haddan & Zepfel LLP
Haddan & Zepfel LLP